UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2006
TORCH ENERGY ROYALTY TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1247 (Commission file number)	74-6411424 (I.R.S. Employer Identification No.)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices) (Zip Code)
302/636-6016
(Registrant’s telephone number, including area code)

Item 4.01 Changes in Registrant’s Certifying Accountant.
     (a)(1) (i) On June 1, 2006, the partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP announced that they were joining UHY LLP, a New York limited liability partnership. UHY LLP is the independent registered public accounting firm with which UHY Mann Frankfort Stein & Lipp CPAs, LLP has an affiliation. UHY LLP is a legal entity that is separate from UHY Mann Frankfort Stein & Lipp CPAs, LLP. On June 7, 2006, UHY Mann Frankfort Stein & Lipp CPAs, LLP notified Torch Energy Royalty Trust (the “Trust”) that it has ceased to provide audit services to the Trust, and accordingly, resigned as the independent registered public accountants of the Trust on that date.
          (ii) None of the reports of UHY Mann Frankfort Stein & Lipp CPAs, LLP on the Trust’s financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.
          (iii) The decision to change principal accountants was approved by the Trustee of the Trust. The Trust has no employees, directors, executive officers, Audit Committee or similar committee thereof.
          (iv) During the two most recent fiscal years of the Trust and any subsequent interim periods, there were no disagreements between the Trust and UHY Mann Frankfort Stein & Lipp CPAs, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY Mann Frankfort Stein & Lipp CPAs, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.
          (v) None of the reportable events defined in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred during the Trust’s two most recent fiscal years and through the date of this report.
     The Trust has provided UHY Mann Frankfort Stein & Lipp CPAs, LLP with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Trust requested that UHY Mann Frankfort Stein & Lipp CPAs, LLP deliver to the Trust a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Trust in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of the letter of UHY Mann Frankfort Stein & Lipp CPAs, LLP is filed as Exhibit 16 to this Form 8-K Current Report.
     (a)(2) On June 7, 2006, the Trust engaged UHY LLP as the Trust’s independent registered public accountant for the Trust’s fiscal year ending December 31, 2006 and the interim periods prior to such year-end. During the Trust’s two most recent fiscal years or subsequent interim period, the Trust has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust’s financial statements, nor did the limited liability partnership of UHY LLP provide advice to the Trust, either written or oral, that was an important factor considered by the Trust in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Trust’s two most recent fiscal years or subsequent interim periods, the Trust has not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement or a reportable event.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     (c) Exhibits.
16.1	Letter, dated June 7, 2006, from UHY Mann Frankfort Stein & Lipp CPAs, LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2006	Torch Energy Royalty Trust

By: Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust

By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President (The Trust has no employees, directors or executive officers.)

INDEX TO EXHIBITS

Exhibit
Number	Description
16.1	Letter, dated June 7, 2006, from UHY Mann Frankfort Stein & Lipp CPAs, LLP